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                                                                EXHIBIT 21

                              ROUGE STEEL COMPANY
                              LIST OF SUBSIDIARIES




                                                         State of Incorporation
                Subsidiary                                  or Organization
                ----------                               ----------------------

        Eveleth Taconite Company                                Minnesota

        Rouge Steel Holding Company                              Delaware

        QS Steel Inc.                                            Michigan

        Double Eagle Steel Coating Company                       Michigan